UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2004

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On December 23, 2004, PartnerRe Ltd. (NYSE:PRE) announced the repurchase of 2 million shares of its common stock pursuant to an accelerated share repurchase agreement.

     These shares will be purchased by PartnerRe from Deutsche Bank AG London Branch (Deutsche Bank), or one of its affiliates, on December 30, 2004, at a price equal to the closing price of PartnerRe common stock on December 29, 2004, subject to adjustment upon final settlement of the repurchase transaction. Under the accelerated share repurchase agreement, Deutsche Bank expects to purchase 2 million shares of PartnerRe common stock in the open market over the next 12 months, although this period can be extended under certain circumstances.

In May 2004, PartnerRe’s Board of Directors authorized the repurchase of up to 5 million common shares.  Following the accelerated share repurchase transaction, the Company will have approximately 2.1 million shares remaining under its current repurchase authorization.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	December 23, 2004	By:	/s/ Amanda E. Sodergren

			Name:	Amanda E. Sodergren
			Title:	Assistant Secretary